                                                                   Exhibit 10.20

                        FACILITY CONSTRUCTION, OWNERSHIP
                                       AND
                               OPERATING AGREEMENT

THIS AGREEMENT, made and entered into as of this 24th day of February, 2005, by and between Southern Star Central Gas Pipeline, Inc. ("Southern Star") and East Kansas Agri-Energy, LLC (Interconnecting Party), hereinafter sometimes individually referred to as a "Party" or collectively referred to as the "Parties":

                              W I T N E S S E T H:

       WHEREAS, Interconnecting Party desires to have constructed the necessary facilities to establish the Interconnect Point described herein; and

       WHEREAS, the Parties desire to set forth their respective rights and responsibilities with respect to the design, construction, ownership, operation and maintenance of the proposed facilities, all in accordance with the provisions contained herein;

       NOW THEREFORE, in consideration of the premises and the material covenants and agreements herein contained, the Parties hereto agree as follows:

                                    ARTICLE I

               CONSTRUCTION, OWNERSHIP, OPERATION AND MAINTENANCE

1.1 Upon receipt of all necessary regulatory approvals, Southern Star shall construct, install, operate, and maintain the side valve, orifice meter, regulation, flow computer, flow control, SCADA equipment, valves and other appurtenances necessary to tap the Southern Star mainline and related facilities at the Interconnect Point to be acquired by Interconnecting Party (hereinafter referred to as the "Facilities"). Interconnecting Party shall provide Southern Star an easement for said site and any other land rights, including the rights of ingress and egress, necessary for Southern Star to perform its duties under this Agreement. The Facilities shall be capable of delivering a minimum of 0 Mcf/d and a maximum of 4,000 Mcf/d at designed conditions. Southern Star agrees to design the Facilities and will furnish Interconnecting Party with the appropriate drawing and agreement for the acquisition of this easement.

Any and all acquisition documents related to the Facilities, including assignment documents related thereto, must be submitted to Southern Star's Land personnel in draft form for review within twenty (20) business days of the date of execution of this agreement. Southern Star's Land personnel shall review said documents and provide written approval, comments or rejection of the same to Interconnecting Party, no later than ten (10) business days after receipt of such documents by Southern Star. Interconnecting Party shall deliver executed copies of said documents to Southern Star within twenty (20) business days of receipt of such approval from Southern Star; PROVIDED, however, the Parties acknowledge that no such easement rights have yet been acquired. In the event such easement rights require a longer period of time for acquisition,

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whether by voluntary conveyance or condemnation, than provided herein,
Interconnecting Party shall deliver such easement rights as soon as commercially reasonably after such acquisition. Interconnecting Party hereby agrees that should the date of submission of such easements be more than twenty (20) days from the date of execution of this agreement the in-service date stated in
Section 4.2 below shall be delayed by an equal number of days. The easements shall be in a form satisfactory to Southern Star, in Interconnecting Party's customary form or substantially in the form of the document attached hereto as ATTACHMENT A. Interconnecting Party shall acquire the land rights utilized for the above-ground metering station facility and shall assign, transfer, or reserve said land rights to Southern Star. The acquisition documents may include additional rights needed by Interconnecting Party for the operation and maintenance of its equipment and facilities connected to or associated with the Facilities.

1.2 Southern Star shall retain ownership of the Facilities and the Facilities shall become a part of Southern Star's integrated pipeline system.

1.3 The point of measurement (referred to throughout as the "Interconnect Point") shall be located on Southern Star's DT-5 pipeline in Anderson County, KS near Garnett, KS. The Interconnect Point is described as the asset boundary that is either side of an insulating flanged set or insulating joint between Interconnecting Party's pipeline system and the Facilities.

1.4 At Interconnecting Party's sole cost and expense, Interconnecting Party agrees to acquire right-of-way, and install, maintain, own, and operate a pipeline connecting to the Facilities at the Interconnect Point.

It is agreed and understood by Interconnecting Party that the above-described Interconnect Point may have to be relocated. Southern Star shall not be responsible for any cost directly or indirectly incurred by Interconnecting Party, for any relocation of the Interconnect Point.

1.5 Interconnecting Party shall at no time operate any part of its facilities in a manner that detrimentally affects Southern Star's measurement of gas. In the event Interconnecting Party's operating pressure affects Southern Star's measurement, Interconnecting Party shall immediately cease taking gas at the Interconnect Point hereunder until the operating pressures are corrected so as not to affect Southern Star's measurement.

1.6 Interconnecting Party shall provide and thereafter maintain, downstream of the Interconnect Point, all pipelines, gas heaters, filter separators, odorization, controls, over pressure protection and other facilities, of sufficient capacity, to transport and utilize gas for its requirement. Title to all facilities so installed by Interconnecting Party shall be and remain with Interconnecting Party.

1.7 Southern Star has no duty or responsibility whatsoever, express or implied, under this Agreement, nor does it otherwise assume or undertake any duty, to provide Interconnecting Party with odorized gas. Absent an express, written agreement to the contrary adopted by the Parties, Southern Star, in its discretion, is free to provide or not provide odorized gas to Interconnecting Party. At most locations, Southern Star delivers gas without odorization and such gas may NOT

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have a distinctive odor. If Interconnecting Party receives odorized gas, said gas is odorized for purposes that are completely separate and unrelated to this Agreement.

1.8 Interconnecting Party may elect to discontinue the work under this Agreement by providing Southern Star written notice of said discontinuance at any time prior to the time the Facilities are placed in service. In the case of such event, Interconnecting Party shall reimburse Southern Star for all related costs and expenses theretofore incurred, or committed to be incurred, prior to such discontinuance; provided, however, Southern Star agrees that it shall use reasonable efforts to mitigate the costs to be reimbursed by Interconnecting Party, including, but not limited to, seeking refunds from vendors for materials acquired for the work and transferring materials acquired for the work (along with the associated costs) to other projects where practicable; and, provided further, that the amount reimbursed by Interconnecting Party shall not exceed the actual installed cost plus any applicable tax gross-up which Interconnecting Party would have been obligated to pay if the work had been completed plus any reclamation costs incurred by Southern Star and any applicable tax gross-up.

                                   ARTICLE II

                          QUALITY AND RESPONSIBILITIES

2.1 The gas delivered by Southern Star at the Interconnect Point under the Pipeline Transportation Agreement(s) shall be at the varying pressures that exist in Southern Star's pipeline from time to time, but in no event in excess of its maximum allowable operating pressure.

2.2 The gas quality and measurement sections (GQ&M Sections) of Southern Star's FERC Gas Tariff shall be the standard the Parties are obligated to meet for the purposes of this Article II. Interconnecting Party is hereby deemed to be the Party, in addition to Southern Star, against which the GQ&M Sections apply for the purposes of this Agreement, regardless of the naming convention utilized in such GQ&M Sections whether Interconnecting Party, shipper or any other.

                                   ARTICLE III

                             REIMBURSEMENT OF COSTS

3.1 Interconnecting Party hereby agrees to pay the actual cost of construction of the Facilities.

3.2 The cost of the Facilities contemplated under this Agreement is estimated to be $312,471, less a $25,000 deposit previously provided to Southern Star by Interconnecting Party for engineering costs.

3.3 Interconnecting Party shall issue funds to Southern Star for the total estimated cost of $312,471 less the $25,000 deposit ($287,471). Southern Star shall provide its accounting of the actual cost of construction within one hundred twenty (120) days of the completion of the project. In the event the actual cost of the installed Facilities is less than the total amount prepaid

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by Interconnecting Party, such difference shall be refunded to Interconnecting
Party. In the event the actual cost of the installed Facilities is greater than the total amount prepaid by Interconnecting Party, Southern star shall invoice Interconnecting Party for the difference. Interconnecting Party hereby agrees to pay the actual cost of construction of the Facilities, including any tax gross-up applicable to contributions in aid of construction, less the total of all prepayments made within ten (10) business days of the receipt of such invoice

3.4 Interconnecting Party shall have the right, upon ten (10) days advance written notice, to audit and examine, at any reasonable time during normal business hours, the books and records of Southern Star, to the extent necessary to verify Southern Star's actual costs or the accuracy of any invoice submitted to Interconnecting Party or any statement or computation made under or pursuant to provisions of this Agreement. Any such audit maybe initiated at any time, but must be initiated not later than twelve (12) months after the later of (i) the completion of construction of the Facilities or (ii) Interconnecting Party's receipt of Southern Star's final invoice for reimbursement. In the event that Interconnecting Party and Southern Star determine that the audit reveals discrepancies, errors, or costs that were not incurred in accordance with the terms of this Agreement, the accounts shall be adjusted appropriately and any payments found to be due to Interconnecting Party or Southern Star shall be made within ten (10) business days of such account adjustment.

                                   ARTICLE IV

                      DESIGN AND INSTALLATION OF FACILITIES

4.1 DESIGN - Southern Star shall design the Facilities to be installed and develop the necessary drawings and specifications for the construction of the Facilities. The design and specifications shall be in accordance with requirements of all applicable governmental bodies having jurisdiction.

4.2 CONSTRUCTION AND INSTALLATION - Southern Star shall construct and install the Facilities in accordance with standard industry practices. Such installation may require taking an existing pipeline out of service or reducing the operating pressure of the pipeline. In the event Southern Star determines that (i) such installation will cause an interruption of service, or (ii) the lowering of operating pressure will disrupt the normal operation of its pipeline system, Southern Star shall not perform such installation work until the same can be performed without any interruption of service or until the lowering of the operating pressures will not disrupt the normal operation of Southern Star's pipeline system. Southern Star will use reasonable efforts to meet an in-service date of six (6) months from the date of execution of this Agreement.

4.3    REQUIRED RIGHTS

(a) Various permits, licenses, authorizations, approvals, rights-of-way and easements, will be required for the construction and operation of the Facilities (the "Required Rights"). Southern Star shall obtain, or be assigned, transferred or reserved by Interconnecting Party, all necessary Required Rights for the Facilities prior to the installation of any facilities hereunder.

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(b)    In the event Southern Star is unable to secure the necessary Required
Rights, other than those certain rights to be assigned by Interconnecting Party, in accordance with Southern Star's accepted practice of acquiring the Required Rights, Southern Star shall have the right to cancel and terminate this Agreement, upon at least twenty (20) days prior written notice, so long as such notice is provided to Interconnecting Party within ninety (90) days of execution of this Agreement.

4.4 RIGHT TO WITNESS - At any time during the construction of the Facilities, Interconnecting Party or its representative may witness the construction of the Facilities, at its own expense and risk.

                                    ARTICLE V

                            OPERATION AND MAINTENANCE

5.1 PIPELINE TRANSPORTATION AGREEMENT - Notwithstanding anything to the contrary contained herein, it is fully understood by Interconnecting Party that gas must be nominated under a transportation agreement between Southern Star and a third party before any gas may be received at or delivered to the Interconnect Point.

5.2 O&M RESPONSIBILITY - Each of the parties hereto assumes as between themselves all responsibility for the operation, maintenance and safety of the property, machinery and equipment, which it installs or has directed or contracted to be installed, except as otherwise provided in this Agreement

5.3 ASSET OWNERSHIP - All the property and equipment installed by the Parties hereto, or by a third party at the direction of Interconnecting Party or Southern Star or pursuant to an agreement with Interconnecting Party or Southern Star, under the terms of this Agreement shall remain the property of the installing party or the party directing the installation.

5.4 INDEMNIFICATION - Interconnecting Party shall defend, indemnify and hold harmless Southern Star, its parent, subsidiaries and affiliates, and their respective agents, officers, directors, representatives and employees, from and against any and all claims, demands, causes of action, settlements, liabilities, losses, costs, damages, fines, judgements or expenses including reasonable attorneys' fees and court costs, (collectively "Claims") arising from or related in any way to (i) actual or asserted failure of Interconnecting Party or its designee to comply with any law, ordinance, code, rule or regulation of any governmental body, (ii) injury to or death of persons, or (iii) damage to or loss of property arising in whole or in part and directly or indirectly out of the act or omissions of Interconnecting Party or its designee, incident to the design, installation, operation, maintenance or reclamation of Interconnecting Party's facilities described hereunder, but excepting injury or death of persons or damage to or loss of property to the extent caused by the gross negligence or willful misconduct of Southern Star, or its parent, subsidiaries and affiliates, and their respective agents, officers, directors, representatives and employees.

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Southern Star shall defend, indemnify and hold harmless Interconnecting Party and their respective agents, officers, directors, representatives and employees from and against any and all Claims arising from or related in any way to (i) actual or asserted failure of Southern Star or its designee to comply with any law, ordinance, code, rule or regulation of any governmental body, (ii) injury to or death of persons, or (iii) damage to or loss of property all arising in whole or in part and directly or indirectly out of the act or omissions of Southern Star or its designee, incident to the design, installation, operation, maintenance or reclamation of Southern Star's facilities described hereunder, but excepting injury or death of persons or damage to or loss of property to the extent caused by the gross negligence or willful misconduct of Interconnecting Party or its respective agents, officers, directors, representatives and employees.

Interconnecting Party agrees to assume all risks of, and to indemnify Southern Star against any liability, claim, loss, damage, injury or expense arising out of, or in connection with, gas after it leaves the Interconnect Point interface between Southern Star and Interconnecting Party, including, but not limited to, any such losses arising out of the leakage of gas.

5.5 INSURANCE - Interconnecting Party will carry, or cause to be carried, and maintained in force, throughout the entire term of this Agreement, such insurance as described below with reliable insurance companies. The limits set forth are minimum limits and will not be construed to limit Interconnecting Parties liability.

(a) Workers' Compensation insurance with statutory limits in compliance with all applicable state and federal laws having jurisdiction over each employee and Employer's Liability insurance with limits of $1,000,000 each accident, $1,000,000 each employee and $1,000,000 disease policy limit. If work is to be performed in North Dakota, Ohio, Washington, Wyoming or West Virginia, the appropriate state fund(s) will be participated in to cover all eligible employees and a stop gap endorsement will be required.

(b) Commercial General Liability insurance on an occurrence form with a combined single limit of $1,000,000 each occurrence and annual aggregates of $1,000,000, for bodily injury and property damage, including coverage for contractual liability, independent contractors, broad form property damage, products/completed operations and explosion, collapse and underground.

(c) Automobile Liability insurance with a combined single limit of $1,000,000 each occurrence for bodily injury and property damage to include coverage for all owned, non-owned and hired vehicles.

(d) Excess or Umbrella Liability insurance with a combined single limit of $1,000,000 each occurrence, and annual aggregates of $1,000,000 for bodily injury and property damage covering excess of Employer's Liability, General Liability, and Automobile Liability insurance described above.

(e) In each policy of the above-described insurance, INTERCONNECTING PARTY, with respect to its obligations, agrees to waive and will require its insurers to waive any rights

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       of subrogation or recovery they may have against PIPELINE.

(f) Under the General Liability and Automobile Liability policies, Interconnecting Party will name Southern Star, its parent, subsidiary and affiliated companies as additional insureds.

(g) Interconnecting Party agrees to submit a certificate(s) of insurance evidencing compliance with the insurance requirements set forth in this article.

(h) Interconnecting Party shall require their contractors and subcontractors involved in the construction of the Facilities and the operation or maintenance of the personal property comprising the Facilities to carry and maintain Workers' Compensation and Employer's Liability, Commercial General Liability and Automobile Liability insurance with limits as stated above.

                                   ARTICLE VI

                                     GENERAL

6.1 NOTICE - Any notice, request, or demand provided in this Agreement shall be in writing and deemed effective upon receipt when delivered to the following address:

       SOUTHERN STAR:                                            INTERCONNECTING PARTY:
       Southern Star Pipeline Gas Pipeline, Inc.                 East Kansas Agri-Energy LLC
       4700 Highway 56                                           P.O. Box 225
       Owensboro, KY  42301                                      2101/2E. 4th Ave.
       Phone: (270) 852-4940                                     Garnett, KS  66032
       Fax: (270) 852-5015                                       Phone: (785) 448-2888
                                                                 Fax: (785) 448-2884

       Attention:  General Counsel                               Attention:  William Pracht

6.2 GOVERNMENTAL REGULATION - This Agreement is subject to all present and future valid orders, rules and regulations of any body of the Federal, State or any other governmental body having or asserting jurisdiction in the premises.

6.3 INGRESS AND EGRESS - Interconnecting Party grants to Southern Star ingress and egress in, to and over Interconnecting Party's lands for the purpose of installing, maintaining or reclaiming its facilities and other equipment for delivering to or from or measuring gas hereunder with the right of removal before or within a reasonable time after the expiration of this Agreement.

6.4    FORCE MAJEURE

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(a)    In the event of either party hereto being rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, the obligations (other than the obligation to pay money) of such party, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall be remedied with all reasonable dispatch. It is agreed that such party shall give notice and full particulars of such force majeure in writing or by FAX to the other party as soon as reasonably possible after the occurrence of the cause relied on.

(b) The term "force majeure" as employed herein shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances, explosions, breakage or accident to wells, machinery or lines of pipe, the necessity for making repairs or alterations to wells, equipment or lines of pipe, freezing of wells or lines of pipe, or any other causes, whether of the kind herein enumerated or otherwise, not within the control of the party claiming suspension, and which by the exercise of reasonable diligence, such party is unable to prevent or overcome. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party experiencing the strike or lockout.

6.5 GOVERNING LAW - This Agreement, and all terms and provisions contained herein, and the respective obligations of the parties are subject to valid laws, orders, rules, and regulations of duly constituted authorities having jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Kentucky without regard to conflicts of law provisions.

6.6 SUCCESSORS AND ASSIGNMENTS - This Agreement may not be assigned without prior written consent of the other party, such consent not to be unreasonably withheld. All the terms, covenants and agreements hereof shall run in favor of and be binding upon the parties hereto, their successors and assigns.

6.7 RELATIONSHIP OF PARTIES - The duties, obligations and liabilities of the Parties shall be separate and not joint or collective, and nothing herein contained shall be construed to create a joint venture, association or partnership, duty, obligation or liability with respect to the Parties.

6.8 TERM - This Agreement shall extend from the date of execution hereof for one year and shall continue in force and effect for each year thereafter unless otherwise terminated by either Party giving sixty (60) days written notice to the other.

6.9 HEADINGS - The descriptive headings of all paragraphs, sub-paragraphs or sections of this Agreement are formulated and used for convenience only and shall not be deemed to affect the meaning or construction of any such paragraph, sub-paragraph or section.

6.10 ENTIRE AGREEMENT - This Agreement contains the entire agreement between the parties and except as stated herein there are no oral promises, agreements or warranties affecting it.

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6.11   WAIVER - The failure of either party hereto at any time to require performance by the other party of any provision hereof shall in no way affect the right of such party thereafter to enforce the same, nor shall the waiver by any party hereto of any breach of any provision hereof by the other party be taken or held to be a waiver by such party of any succeeding breach of such provision, or as a waiver of the provisions itself.

6.12 SOUTHERN STAR'S TRANSMISSION SYSTEM CAPACITY - Availability of capacity and capacity allocations on Southern Star's system are governed by the terms and conditions of its FERC Gas Tariff and Service Agreements authorized thereunder. By this Agreement Southern Star is not assuring or guaranteeing that capacity will be available in its transmission system to transport gas to Interconnecting Party's Interconnect Point.


IN WITNESS WHEREOF, Interconnecting Party and Southern Star have caused this instrument to be executed as of the date first above written.

Southern Star Central Gas Pipeline, Inc.      East Kansas Agri-Energy LLC


By /s/ Harden                                 By  /s/ William R. Pracht
   ------------------------------------          -------------------------------

Title: V.P. Cust. Svcs/Bus. Dev.              Title Chairman
       ----------------------------------           ----------------------------

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                             IMPORTANT SAFETY NOTICE

Southern Star Central Gas Pipeline, Inc. (Southern Star) does NOT maintain your natural gas service line and you must maintain the line to prevent hazardous conditions. Natural gas is highly flammable and explosive and leaks can endanger lives and property. Your service line extends from Southern Star's meter to provide natural gas service at your location. All or most of the line is typically buried.

POTENTIAL HAZARDS

Federal regulations require Southern Star to warn you of the following conditions or hazards:

-    SOUTHERN STAR DOES NOT MAINTAIN INTERCONNECTING PARTIES BURIED PIPING.

- IF INTERCONNECTING PARTIES BURIED PIPING IS NOT MAINTAINED, IT MAY BE SUBJECT TO THE POTENTIAL HAZARDS OF CORROSION AND LEAKAGE.

-    BURIED GAS PIPING SHOULD BE --

       PERIODICALLY INSPECTED FOR LEAKS;
       PERIODICALLY INSPECTED FOR CORROSION IF THE PIPING IS METALLIC; AND REPAIRED IF ANY UNSAFE CONDITION IS DISCOVERED

- WHEN EXCAVATING NEAR BURIED GAS PIPING, THE PIPING SHOULD BE LOCATED IN ADVANCE AND THE EXCAVATION DONE BY HAND.

- PLUMBERS AND HEATING CONTRACTORS CAN ASSIST IN LOCATING, INSPECTING, AND REPAIRING BURIED PIPING.

You should also be aware of the following:

Odorized natural gas has a strong odor, but certain conditions can prevent you from detecting odorized gas. For example, the odor may be reduced by seepage through the ground or by corrosion in the pipes or you may be unable to smell the odor even if others can. The presence of a strange or unusual odor is a warning, but hazardous conditions can exist even if no odor is detected.

Other signs of gas leaks include a continuous bubbling in wet ground, a patch of dead vegetation in a green area or flames coming from the ground. A white cloud of fog, a hissing or roaring sound, or frozen patches on the ground may indicate a leak from Southern Star's main Southern Star.

Although the federal warning requirements apply only to buried piping, leaks can occur in aboveground piping or devices. Leaks can also occur indoors from pipes or appliances or from unlit appliances (such as stoves and heaters) or pilot lights.

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If you suspect a leak, leave the area on foot. Turn off all nearby machinery
(but do not go into a fog or near a hissing leak to turn off machinery) and extinguish any cigarettes. Do not create a spark or flame. Call Southern Star at 1-800-324-9696 or your local law enforcement/emergency number.

Learn and follow safety procedures when working on your gas lines or gas appliances. Contact Southern Star if you need to have your gas shut off at the meter.

Before digging near Southern Star's line or other buried lines or cables (or conducting any heavy excavation or construction) call your state "One-Call" service. This free service provides the Southern Star and utility companies with an opportunity to mark the location of buried lines. When in doubt, call. One Call numbers in Southern Star's territory are as follows:

       Kansas...................................................1-800-344-7233
       Missouri.................................................1-800-344-7483
       Oklahoma.................................................1-800-522-6543

          NOTIFY SOUTHERN STAR IF YOU STRIKE ANY OF ITS LINES. EVEN VERY MINOR DAMAGE CAN HARM THE SOUTHERN STAR'S PROTECTIVE COATING, CAUSING DANGEROUS CORROSION IF NOT PROMPTLY REPAIRED. DO NOT COVER UP A DAMAGED LINE; IT CAN MAKE IT DIFFICULT TO FIND THE DAMAGE.

Please notify Southern Star if you move, so we can send this information to the new occupant. Our address is:

                    SOUTHERN STAR CENTRAL GAS PIPELINE, INC.
                                 4700 Highway 56
                               Owensboro, KY 42301
              Attention: Environment and Pipeline Safety Department

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                                  ATTACHMENT A
                               METER SITE EASEMENT

STATE OF KANSAS                                     _____________ Meter Station

COUNTY OF ANDERSON

                               METER SITE EASEMENT

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned, ______________________________________________________________________________,
whose address is _________________________________________________________
(hereinafter collectively called "Grantor"), for and in consideration of the sum of ____________________ Dollars and Other Valuable Consideration ($______ & O.V.C.), the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, and convey unto SOUTHERN STAR CENTRAL GAS PIPELINE INC., a Delaware corporation, whose address is 4700 Highway 56, Owensboro, Kentucky 42301, its successors and assigns (hereinafter called "Grantee"), a permanent easement and right-of-way measuring _______ feet by ________ feet (__' x __') (hereinafter called "meter site"), with the perpetual right to construct, install, operate, maintain, alter, repair, replace, and remove valves, tie-overs, meters, metering and regulating, communication equipment, and all appurtenant equipment and facilities pertaining thereto, including the right to install electronic flow measurement equipment and an associated electrical transmission pole under, upon, and over land acquired and owned by Grantor in __________,__________, by virtue of the Deed dated _________________, _______, of record in Deed Book ______, at Page ______, in the _________ County, ________ Clerk's Office, and said meter site easement covered by this Agreement is more particularly described as follows, to-wit:

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                       DESCRIPTION OF METER SITE EASEMENT

     A TRACT OF LAND MEASURING _____ FEET BY ______________ FEET (__' X __'), SITUATED ON GRANTOR'S LAND LOCATED IN ____________ COUNTY, ____________, AS
     FOLLOWS:

     A CERTAIN LOT OR PARCEL OF LAND LOCATED APPROXIMATELY ______ MILES ________ OF _____________, ___________ COUNTY, _____________, AND MORE
     PARTICULARLY DESCRIBED AS FOLLOWS:

     BEGINNING AT _________________________________ LOCATED _________________
     _____ FEET FROM A POINT IN THE CENTERLINE OF ______________, SAID POINT ALSO BEING LOCATED __________________ ________ FEET FROM THE INTERSECTION OF ____________________________, SAID REBAR ALSO BEING LOCATED IN THE ____________________________ACRE TRACT OF RECORD IN DEED BOOK ____, AT PAGE
     ____, IN THE _______ COUNTY COURT CLERK'S OFFICE; THENCE LEAVING THE _____ LINE OF _________________ WITH THE FOLLOWING _______ (_) COURSES, EACH COURSE BEING MARKED WITH A 1/2" REBAR WITH CAP NO. ______: ______________ ______ FEET; ______________ CROSSING THE SOUTHERN STAR CENTRAL GAS PIPELINE INC., _________ GAS LINE AT ______ FEET, IN ALL ______ FEET; ________________ _____ FEET TO THE ______ LINE OF
     _________________________; THENCE _______ FEET _____ OF AND PARALLEL TO THE
     CENTERLINE OF __________________ ___________________ CROSSING THE SOUTHERN
     STAR CENTRAL GAS PIPELINE INC., _____ GAS LINE AT _______ FEET, IN ALL _____ FEET TO THE POINT OF BEGINNING AND CONTAINING _______ ACRES ACCORDING TO A SURVEY BY ______________________ OF _______________,
     _________________, ON ___________________, AND SHOWN ON SOUTHERN STAR
     CENTRAL GAS PIPELINE INC., DRAWING NO. ______________ DATED _______________, ______, ATTACHED HERETO AND MADE A PART HEREOF.

     Grantor shall have the right to place rock or gravel on said site and the right at any time to enclose said meter site, at its own expense, with a fence or guard rails, to protect the Grantee's installations thereon.

     The __________ Trust is a Trust created by a Trust Agreement dated _________________, wherein ________________ is Trustee; and the ____________
Trust is a Trust created by a Trust Agreement dated _____________________, wherein _______________________ is Trustee.

     TO HAVE AND TO HOLD the said meter site easement unto the Grantee, its successors and assigns, forever. The rights and obligations of this Agreement shall extend to and be binding on the heirs, personal representatives, executors, administrators, and successors and assigns of Grantor.

     IN TESTIMONY WHEREOF, the Grantor has executed this Agreement this ________ day of ____________________, 2005.

                                              GRANTOR:

                                              ----------------------------

                                              ----------------------------


SIGNATURE PAGE OF METER SITE EASEMENT BY AND BETWEEN _____________________, AND SOUTHERN STAR CENTRAL GAS PIPELINE INC., DATED ____________________.

STATE OF KANSAS

COUNTY OF ANDERSON

     Before me, the undersigned, a Notary Public in and for the County and State aforesaid this ________ day of ____________________, 2005, personally appeared ___________________________________________________________________,
to me known to be the persons described in and who executed the foregoing instrument and acknowledged that they executed the same as their free act and deed.

     WITNESS my hand and Official Seal.

                                              --------------------------------
                                                        Notary Public

                                              My Commission Expires:

                                              --------------------------------